CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation of our Auditor's Report for the fiscal year ended December 31, 2002 to the Registration Statement on Form S-4 of Global Internet Communications Inc.


We hereby further consent to any reference to our firm under the caption "Experts" in the Registration Statement.

/s/ "Manning Elliott"

MANNING ELLIOTT
Chartered Accountants
Vancouver, British Columbia
February 12, 2003
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